Exhibit 10.66

STANDBY PURCHASE AGREEMENT

by and among

INTERPACE BIOSCIENCES, INC.

and

THE PARTIES NAMED HEREIN

Dated as of [●], 2022

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TABLE OF CONTENTS

(continued)

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STANDBY PURCHASE AGREEMENT

This Standby Purchase Agreement, dated as of [●], 2022 (this “Agreement”), is by and among Interpace Biosciences, Inc., a Delaware corporation (the “Company”), 3K Limited Partnership, a Delaware limited partnership (the “Standby Purchaser”), Peter H. Kamin, a natural person in his individual capacity (“Mr. Kamin”), Peter H. Kamin Revocable Trust dated February 2003 (the “2003 Trust”), Peter H. Kamin Childrens Trust dated March 1997 (the “1997 Trust”), Peter H. Kamin Family Foundation (the “Foundation”). Each of the Standby Purchaser, Mr. Kamin, the 2003 Trust, the 1997 Trust and the Foundation are referred to herein as an “Investor” and together the “Investors”.

RECITALS

WHEREAS, pursuant to a rights offering (the “Rights Offering”), the Company proposes to raise up to $[●] million by distributing, at no charge, to holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and holders of warrants the Company issued on January 25, 2017, March 22, 2017, June 21, 2017, October 12, 2017 and January 25, 2019 (the “Eligible Warrants”) on [●], 2022, the record date of the Rights Offering (the “Record Date”), non-transferable rights (the “Subscription Rights”) to subscribe for and purchase shares of Common Stock;

WHEREAS, each holder of Common Stock or Eligible Warrants on the Record Date shall receive one (1) Subscription Right to purchase 0.75 shares of Common Stock for every share of Common Stock owned (including shares of Common Stock underlying the Eligible Warrants) on the Record Date (the “Basic Subscription Privilege”) at a price per share of $[●] (the “Subscription Price”) , and each holder of Subscription Rights who exercises in full his, her or its Basic Subscription Privilege will be entitled to subscribe for additional shares of Common Stock to the extent they are available, at the Subscription Price (the “Over-Subscription Privilege” and, together with the Basic Subscription Privilege, the “Subscription Privilege”);

WHEREAS, the Investors have agreed to exercise their Basic Subscription Privilege with respect to all shares of Common Stock owned by them as of the Record Date, and purchase all shares of Common Stock issuable in respect of such Basic Subscription Privilege.

WHEREAS, in order to facilitate the Rights Offering, the Company has offered to the Standby Purchaser the opportunity, and the Standby Purchaser has agreed to purchase, or to cause its controlled Affiliates to purchase, at the Subscription Price less a discount of $0.15 per share (the “Standby Price ”), any shares of Common Stock that are offered pursuant to Subscription Rights but not issued in the Rights Offering (the “Unsubscribed Shares”) in a private placement separate from the Rights Offering, and subject to the terms and conditions of this Agreement (such offering, the “Standby Offering”); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I
DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Acquired Shares” means the Subscription Shares to be acquired by the Investors upon exercise of the Subscription Rights acquired by the Investors pursuant to the Basic Subscription Privilege and the Allocated Shares, if any, purchased by the Standby Purchaser in the Standby Offering.

“Affiliate” of any Person means any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person, provided that for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investors.

“Affiliated Purchaser” shall have the meaning set forth in Section 2.3(g).

“Affiliated Purchaser Notice and Certification” shall have the meaning set forth in Section 2.3(g).

“Agreement” shall have the meaning set forth in the Preamble.

“Allocated Shares” means the shares of Common Stock to be acquired by the Standby Purchaser pursuant to the Standby Offering.

“Ancillary Documents” means the Investor Rights Agreement, the Registration Rights Agreement, any applicable Affiliated Purchaser Notice and Certification and each other agreement, document, instrument, schedule or certificate contemplated by this Agreement to be executed by the Company, the Investors, the Standby Purchaser and any Affiliated Purchaser in connection with the transactions contemplated hereunder.

“Basic Subscription Privilege” shall have the meaning set forth in the Recitals.

“Beneficially Own,” “Beneficially Owned,” “Beneficial Ownership” and “Beneficial Owner” with respect to any securities means a holder who is deemed to be the beneficial owner, or ownership that is deemed to be beneficial ownership, of such securities under Rule 13d-3 or Rule 13d-5 of the Exchange Act, and shall include such securities Beneficially Owned by all other persons with whom a holder would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to such securities.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any other day on which commercial banks in The City of New York are authorized or required by law to remain closed, provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

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“ByLaws” means the amended and restated bylaws of the Company

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Control” has the meaning specified in Rule 12b-2 under the Exchange Act.

“DGCL” means the General Corporation Law of the State of Delaware.

“Eligible Warrants” shall have the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision, department or other governmental or regulatory authority or instrumentality that has jurisdiction over any of the Company or any of its properties or assets or any matter relating to the transactions contemplated by this Agreement.

“Investor Indemnified Parties” shall have the meaning set forth in Section 9.2(a).

“Investor Rights Agreement” means an investor rights agreement, substantially in the form attached as Exhibit B hereto.

“Law” means any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Losses” shall have the meaning set forth in Section 9.2(a).

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“Material Adverse Effect” means, with respect to the Company, any change, effect, event, occurrence, condition, state of facts or development that, either alone or in combination, has had, or would be reasonably expected to have, a materially adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that “Material Adverse Effect” shall not include the impact on such business, condition (financial or otherwise), results of operations or ability to consummate the transactions contemplated by this Agreement arising out of or attributable to, either alone or in combination with any other change, effect, circumstance, occurrence, event, condition or fact (“Effects”), (i) Effects that generally affect the industries in which the Company and its Subsidiaries operate, (ii) general economic conditions, (iii) Effects resulting from changes affecting financial, banking, securities or commodities markets (including in each of clauses (i), (ii) and (iii) above, any Effects resulting from an outbreak or pandemic or escalation of hostilities, acts of war or terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States), (iv) Effects arising from changes in laws, rules, regulations or accounting principles, (v) Effects resulting from the announcement of the transactions contemplated hereby or from taking any action required by the terms and conditions of this Agreement or any of the other agreements or transactions contemplated hereby, (vi) the failure to meet any projections or forecasts or (vii) any change in the price or trading volume of the Company’s outstanding securities (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect); except if such Effect results from, or is attributable to, any of the matters described in clauses (i), (ii), (iii), (iv) or (vi) above and disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other businesses in the industry in which the Company and its Subsidiaries operate (but taking into account for purposes of determining whether a Material Adverse Effect has occurred only the disproportionate portion of such adverse effect).

“OTC” means the OTCQX market of the OTC Markets Group, Inc.

“Over-Subscription Privilege” shall have the meaning set forth in the Preamble.

“Person” means an individual, a corporation, a partnership, a limited liability company, limited partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Previously Disclosed” means information set forth in or incorporated by reference into (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on April 1, 2021, including as amended by the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020 and filed with the SEC on April 29, 2021 and August 20, 2021, or (ii) its other reports and forms filed with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after January 1, 2020 (except for risks and forward looking information set forth in the “Risk Factors” section of such annual report or in any forward looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward looking in nature).

“Prospectus” means the prospectus that forms a part of the Registration Statement, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Act or the Exchange Act.

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“Registration Rights Agreement” means a registration rights agreement, substantially in the form attached as Exhibit A hereto.

“Registration Statement” the registration statement on Form S-1 (File No. 333-261504) filed with the SEC on December 3, 2021 in connection with the Rights Offering, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Act or the Exchange Act, including by any information contained in any prospectus or prospectus supplement that is deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act.

“Rights Offering Closing Date” means the closing date of the Rights Offering.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subscription Period” shall have the meaning set forth in Section 2.1(b).

“Subscription Price” shall have the meaning set forth in the Recitals.

“Subscription Rights” shall have the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any specified Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); (b) any partnership a general partner or a managing general partner of which is such Person or a Subsidiary of such Person; and (c) any limited liability company a managing member or manager of which is such Person or a Subsidiary of such Person.

“Subscription Shares” means the shares of Common Stock that are being offered to the Investors in the Rights Offering.

“Standby Offering” shall have the meaning set forth in the Preamble.

“Standby Offering Closing Date” means the closing date of the Standby Offering.

“Standby Price” means the price to be paid by the Standby Purchaser for the Allocated Shares, which shall be the Subscription Price less a discount of $0.15 per share.

“Standby Purchaser” means 3K Limited Partnership, a Delaware limited partnership.

“Unsubscribed Shares” shall have the meaning set forth in the Recitals.

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Section 1.2 Interpretation. When a reference is made in this Agreement to “Preamble,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Preamble, Article or Section of, or Annex to, this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa, and words importing any gender include the other gender. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and all references to any section of any statute, rule or regulation include any successor to the section. References to “words of similar import” with respect to Material Adverse Effect or materiality, does not include knowledge qualifiers.

Article II
THE RIGHTS OFFERING

Section 2.1 The Rights Offering.

(a) As promptly as practicable after the date of this Agreement, the Company shall use its reasonable best efforts to commence and complete the Rights Offering. The Registration Statement and any amendment or supplement to the thereto in connection with the Rights Offering shall be provided to each Investor and its counsel prior to its filing with the SEC, and each Investor and its counsel shall be given a reasonable opportunity to review and comment thereon.

(b) As soon as practicable after the Registration Statement is declared effective by the SEC and following the Record Date, the Company shall file with the SEC and print the Prospectus, distribute copies of the Prospectus to the holders of record of Common Stock as of the Record Date, and thereafter, promptly commence the Rights Offering on the following terms: (i) the Company shall distribute, one non-transferable Subscription Right to each holder of record of Common Stock or Eligible Warrant for each share of Common Stock held (including shares of Common Stock underlying the Eligible Warrants) by such holder as of the Record Date; (ii) for every Subscription Right held, the holder thereof shall be entitled to a Basic Subscription Privilege to purchase, at the election of such holder, 0.75 Shares at the Subscription Price; (iii) and each holder of Subscription Rights who validly exercises in full his, her or its Basic Subscription Privilege will be entitled to an Over-Subscription Privilege to subscribe for additional shares of Common Stock to the extent they are available, at the Subscription Price; and (iv) the offering shall remain open for the period set forth in the Registration Statement (the “Subscription Period”).

(c) Each Investor hereby agrees that it will exercise all of its Subscription Rights under its Basic Subscription Privilege pursuant to the instructions set forth in the Prospectus and related materials. Each Investor agrees to purchase and the Company agrees to issue and sell to each Investor such Subscription Shares pursuant to this Section 2.1 and in accordance with the terms of the Rights Offering at the Subscription Price.

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Section 2.2 Subscription Price. The Subscription Price paid by the Company’s holders pursuant to their Subscription Rights, including any shares purchased pursuant to the Over-Subscription Privilege, shall be at a price per share of $[●] and shall be set forth in the final Prospectus for the Rights Offering.

Section 2.3 Standby Purchase Commitment.

(a) Standby Purchase Commitment. If and to the extent Unsubscribed Shares that are offered to the Company’s holders of Common Stock and Eligible Warrants are not subscribed for in the Rights Offering, the Standby Purchaser hereby agrees to purchase from the Company, or to cause its controlled Affiliates to purchase from the Company, all such Unsubscribed Shares at the Standby Price (the “Commitment Amount”).

(b) Allocation of Unsubscribed Shares. Promptly following the expiration of the Rights Offering, the Company will determine the amount of Unsubscribed Shares. Upon the Company’s determination of the number of Unsubscribed Shares, the Company promptly will notify the Standby Purchaser in writing of the amount of Common Stock to be purchased by it, which amount may be less than the Commitment Amount (the “Allocated Amount”).

(c) Standby Closing. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the closing of the purchase and sale of the Allocated Amount (the “Standby Closing”) shall take place at the offices of the Company at 10:00 a.m., Eastern time, on the third Business Day following the Rights Offering Closing Date, or such other place, time or date as may be determined by the parties hereto (the “Standby Closing Date”). At the Standby Closing, the Company shall deliver or cause to be delivered to the Standby Purchaser (or its designees) evidence of book-entry records representing the shares of Common Stock issued to the Standby Purchaser (or its designees) and the Standby Purchaser shall deliver (or cause to be delivered) to the Company, in cash or other immediately available funds, the aggregate Standby Price relating to such shares of Common Stock.

(d) Adjustment to Shares. If, prior to the Standby Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

(e) Withdrawal and Termination. At any time prior to the Rights Offering Closing Date, the Company may in its sole discretion withdraw or terminate the Rights Offering or the Standby Offering. In the event that the Company withdraws or terminates the Rights Offering or the Standby Offering, the Company will return the Standby Purchaser’s payment, or portion thereof, if any, to the Standby Purchaser, without interest or other income, promptly thereafter.

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(f)   Fees and Expenses. The Company shall pay all of its expenses associated with the Registration Statement, the Prospectus, the Rights Offering and the other transactions contemplated hereby, including filing and printing fees, the fees and expenses of any subscription and information agents, the fees and expenses of its counsel, accounting fees and expenses and costs associated with clearing the Common Stock offered for sale under applicable state securities Laws. At the Standby Closing, the Company shall, in cash or by deduction from the aggregate Standby Price payable by the Standby Purchaser (or its designee) to the Company, (i) pay the Standby Purchaser $750,000 for the Standby Purchaser’s guarantee of the Rights Offering (the “Standby Fee”) and (ii) reimburse the Standby Purchaser for all of its reasonable out-of-pocket legal and professional fees and expenses in connection with this Agreement and the Standby Offering. In addition, if the Company terminates this Agreement or otherwise abandons the Rights Offering for any reason other than a material breach of this Agreement by the Standby Purchaser and such breach is not cured within five Business Days following written notice to the Standby Purchaser, the Company shall promptly following such termination reimburse the Standby Purchaser for all of its reasonable out-of-pocket legal and professional fees and expenses in connection with this Agreement and the Standby Offering.

(g) Affiliated Purchaser. The Standby Purchaser shall have the right to arrange for one or more of its Affiliates (each, an “Affiliated Purchaser”) to purchase all or any portion of the Commitment Amount, by providing written notice thereof to the Company at least one (1) Business Day prior to the Standby Closing Date, which notice shall be signed by the Standby Purchaser and each such Affiliated Purchaser, and shall deliver a duly executed certification by each such Affiliated Purchaser of the accuracy with respect to it of the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3 and Article V (the “Affiliated Purchaser Notice and Certification”). In no event will any such arrangement relieve the Standby Purchaser of its obligations under this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company represents and warrants to the Investors, as of the date hereof and as of the Standby Closing Date after giving effect to the transactions contemplated hereby, that:

Section 3.1 Organization. The Company and each of its Subsidiaries has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation or organization and has all power and authority to own its properties and assets and conduct its business in all material respects as currently conducted. The Company and each of its Subsidiaries has been duly qualified as a foreign corporation or organization for the transaction of business and is in good standing under the Laws of each other jurisdiction in which the nature of the business conducted or the property owned by it makes such qualification necessary, except, in each case, as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 3.2 Authorization. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each Ancillary Document to which it is or will be a party and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, including the issuance of the Rights, the shares of Common Stock pursuant to the Rights Offering and the Allocated Shares. The execution, delivery and performance by the Company of this Agreement and each Ancillary Document to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or will be when delivered) duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company, the Board or its stockholders (except as expressly contemplated by this Agreement). This Agreement and each Ancillary Document to which it is or will be a party constitutes or will constitute when executed and delivered the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles, and except as may be limited by applicable Law and public policy.

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Section 3.3 Valid Issuance of Shares. The Acquired Shares will be, as of the date or dates of their issuance, duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment therefor as provided in this Agreement, (a) will be validly issued, fully paid and non-assessable and (b) will not be subject to any taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights or other similar rights of stockholders.

Section 3.4 Non-Contravention; Authorizations. The Company’s execution, delivery and performance of this Agreement and each Ancillary Document to which it is or will be a party, issuance and delivery of the Rights and Acquired Shares, compliance by the Company with all of the provisions hereof and thereof, performance of the Company’s obligations hereby and thereby and consummation of the transactions contemplated hereby and thereby will not: (i) result in any violation of the provisions of the charter, bylaws or comparable organizational documents of the Company or any of its Subsidiaries, (ii) conflict with or constitute a breach of or default (or, with the giving of notice or lapse of time, would be in default) under, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Subsidiaries is a party or bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject or (iii) result in any violation of any Law applicable to the Company or any Subsidiary, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except for any application or other filing to be filed with OTC or FINRA and assuming the accuracy of each Investor’s representations and warranties in Article IV and the Standby Purchaser’s representations and warranties in Article V, no consent, approval, authorization or other order of, or registration or filing with, any Governmental Entity or OTC is required for the Company’s execution, delivery and performance of this Agreement, the issuance and delivery of the Rights or Acquired Shares, or the consummation of the transactions contemplated hereby, except such as have been obtained or made by the Company.

Section 3.5 SEC Documents; Financial Statements. The Company has filed with or furnished to the SEC all documents required to be so filed or furnished by the Company under the Exchange Act, including registration statements, certifications, proxy statements and reports with the SEC since January 1, 2020 (such documents collectively, and together with all documents filed during such period on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents. The financial statements of the Company included in the Company SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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Section 3.6 Material Changes; Undisclosed Events, Liabilities or Developments.. Since the date of the latest audited financial statements included within the Company SEC Documents filed with or furnished to the SEC, except as specifically disclosed in a subsequent Company SEC Document filed prior to the date of this Agreement, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company share option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

Section 3.7 Registration Statement; Prospectus. The Registration Statement, at the time the Registration Statement becomes effective and as of the Rights Offering Closing Date, will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date and the date of distribution of the Prospectus to the Company’s stockholders, the Prospectus and any amendment or supplement thereto, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Section 3.8 Legal Proceedings. Except as Previously Disclosed, there are no (i) actions, suits or proceedings (“Actions”) pending or threatened against the Company or any of its Subsidiaries, or (ii) pending or threatened investigations or audits by any governmental or regulatory authority that are required under the Exchange Act to be described in the Company SEC Documents or the Registration Statement or that if determined adversely to the Company or any of its Subsidiaries, would be material to the operations or financial condition of the Company and its Subsidiaries taken together as a whole. Except as Previously Disclosed, there are no outstanding orders, writs, injunctions, decrees, stipulations, determinations or awards entered by or with any governmental entity or addressed to or naming as a party the Company or any Subsidiary, and there are no unsatisfied judgments, penalties or awards against, relating to or affecting the Company or any Subsidiary.

Section 3.9 No Advice. The Company acknowledges and agrees that no Investor is acting as a financial advisor or a fiduciary to, or an agent of, the Company or any other person or entity. Additionally, no Investor is advising the Company or any other person or entity as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Investor shall have any responsibility or liability to the Company, its Affiliates, or their respective stockholders, directors, officers, employees, advisors or other representatives with respect thereto. Any review by any Investor of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Investor and shall not be on behalf of the Company, its Affiliates, or their respective shareholders, directors, officers, employees, advisors or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of any Investor with respect thereto.

Section 3.10 No Solicitation. Neither the Company nor any agent acting on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Allocated Shares to any person or persons so as to bring the sale of such Allocated Shares to the Standby Purchaser or Affiliated Purchaser, if applicable, within the registration provisions of the Securities Act or any state securities laws.

Section 3.11 Certain Fees. Except as set forth in the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Other than for Persons directly engaged by an Investor, if any, the Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

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Section 3.12 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Allocated Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended

Section 3.13 Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

Section 3.14 No Additional Representations. Except for the representations and warranties made by the Company in this Article III, none of the Company or any of its Subsidiaries or representatives makes any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to itself, its subsidiaries, their respective businesses, this Agreement, the Ancillary Documents, or the transactions contemplated by the Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to the Company, as of the date hereof and as of the Standby Closing Date after giving effect to the transactions contemplated hereby, that:

Section 4.1 Organization. To the extent such Investor is not a natural person, such Investor is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization.

Section 4.2 Authorization. Each Investor has the requisite power and authority to enter into, execute and deliver this Agreement and each Ancillary Document to which the Investor is or will be a party and to perform its obligations hereunder and consummate the transactions contemplated hereby and thereby, including the issuance of the Rights, the shares of Common Stock pursuant to the Rights Offering and the Allocated Shares. To the extent such Investor is not a natural person, the execution, delivery and performance by each Investor of this Agreement and each Ancillary Document to which the Investor is or will be a party and consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each Investor, and no further approval or authorization is required on the part of each Investor, its general partner, limited partners, trustees or beneficiaries. This Agreement and each Ancillary Document to which the Investor is or will be a party constitutes or will constitute when executed and delivered the valid and binding obligation of each Investor, enforceable against each Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles, and except as may be limited by applicable Law and public policy.

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Section 4.3 Non-Contravention; Governmental Authorization.

(a) The execution, delivery and performance by each Investor of this Agreement and each Ancillary Document to which the Investor is or will be a party, compliance by the Investor with all of the provisions hereof and thereof, performance of the Investor’s obligations hereby and thereby and the consummation of the transactions contemplated hereby and thereby will not: (i) to the extent such Investor is not a natural person, conflict with or violate any provision of its charter, bylaws or comparable organizational documents, (ii) conflict with or result in any breach of, or constitute a default (or, with the giving of notice or lapse of time, would be in default) under, or give rise to any right to termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture or any other contract to which each Investor is a party or by which its properties may be bound or affected and (iii) conflict with or violate any Law applicable to each Investor, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect each Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other Governmental Entity necessary in connection with the execution and delivery by each Investor of this Agreement and each Ancillary Document to which the Investor is or will be a party and the consummation of the transactions contemplated herein (except for such additional steps as may be required by OTC, FINRA or such additional steps as may be necessary to qualify the Acquired Shares under federal securities, state securities or blue sky Laws) has been obtained or made and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect each Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

Section 4.4 Ownership of Common Stock. As of the date of this Agreement, each Investor is the record owner of the shares of Common Stock set forth Schedule I. The beneficial ownership of the Investors with respect to the shares of the Common Stock as set forth in the Schedule 13D/A filed by the Investors with the SEC on December 6, 2021 is true and correct in all material respects and there have been no changes to such ownership as of the date of this Agreement.

Section 4.5 Financial Capability. As of the date hereof and at all relevant times under this Agreement, each Investor will have available funds necessary to purchase its Subscription Shares on the terms and conditions contemplated by this Agreement.

Section 4.6 No Manipulation or Stabilization of Price. In connection with the Rights Offering, none of the Investors have taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company.

Section 4.7 No Further Reliance. Each Investor acknowledges that it is not relying upon any representation or warranty made by the Company not set forth in this Agreement. Each Investor acknowledges that it has conducted such review and analysis of the business, assets, condition, operations and prospects of the Company that each Investor considers sufficient for purposes of the purchase of the Subscription Shares.

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Article V
REPRESENTATIONS AND WARRANTIES OF THE standby purchaser

The Standby Purchaser represents and warrants to the Company, as of the date hereof and as of the Standby Closing Date after giving effect to the transactions contemplated hereby, that:

Section 5.1 Information; Knowledge of Business. The Standby Purchaser fully understands the limitations on the ownership and sale, transfer or other disposition of the Allocated Shares. The Standby Purchaser is able to bear the financial risk of its investment in the Allocated Shares and is able to afford the complete loss of such investment. The Standby Purchaser has been afforded access to information about the Company and its financial condition and business, sufficient to enable such Investor to evaluate its investment in the Allocated Shares.

Section 5.2 No Securities Act Registration. The Standby Purchaser understands that the Allocated Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Investors representations as expressed herein or otherwise made pursuant hereto.

Section 5.3 Investment Intent. The Standby Purchaser is acquiring the Allocated Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and no Investor has the present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

Section 5.4 Securities Laws Compliance. The Standby Purchaser understands that the Allocated Shares may not be offered for sale, sold, or otherwise transferred by the Standby Purchaser except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

Section 5.5 Sophistication. Without derogating from or limiting the representations and warranties of the Company in this Agreement, the Standby Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Allocated Shares being acquired hereunder. The Standby Purchaser understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Allocated Shares for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, the Standby Purchaser acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

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Section 5.6 Legended Securities. The Standby Purchaser understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Company and its transfer agent shall make such notation in the stock book and transfer records of the Company as may be necessary to record that the Allocated Shares have not been registered under the Securities Act and that the Allocated Shares may not be resold without registration under the Securities Act or pursuant to an exemption from the registration requirements thereof.

Section 5.7 Purchase for Investment. The Standby Purchaser is purchasing the Allocated Shares for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof, and has no present intention of distributing or reselling any thereof. In making the foregoing representations, the Standby Purchaser is aware that it must bear, and represents that such Investor is able to bear, the economic risk of such investment for an indefinite period of time. The Standby Purchaser acknowledges its understanding that the offering and sale of the Allocated Shares are intended to be exempt from registration under the Securities Act and that the Company is relying upon the truth and accuracy of the representations and warranties of the Standby Purchaser contained herein and its compliance with this Agreement in order to determine the availability of such exemptions and the eligibility of the Standby Purchaser (or its Affiliated designee) to acquire the Allocated Shares in accordance with the terms and provisions of this Agreement. In furtherance thereof, the Standby Purchaser represents and warrants to the Company that:

(a) it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and, if there should be any change in such status prior to the Standby Closing Date, such Investor will promptly inform the Company of such change;

(b) it (A) has the financial ability to bear the economic risk of its investment in the Allocated Shares, (B) has no need for liquidity with respect to its investment therein, (C) has adequate means for providing for its current needs and contingencies, and (D) has such knowledge, experience and skill in evaluating and investing in issues of equity securities based on actual participation in financial, investment and business matters, such that it is capable of evaluating the merits and risks of an investment in the Company and the suitability of the Allocated Shares;

(c) without prejudice to any claim of the Standby Purchaser hereunder for breach of the Company’s representations and warranties or for fraud, it has been given the opportunity to conduct a due diligence review of the Company concerning the terms and conditions of the offering of the Allocated Shares and other matters pertaining to an investment in the Allocated Shares in order for the Standby Purchaser to evaluate the merits and risks of an investment in the Allocated Shares; the Standby Purchaser has received such information as it deems necessary in order to make an investment decision with respect to the Allocated Shares;

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(d) the Standby Purchaser became aware of this offering of the Allocated Shares solely by means of direct contact between it and the Company or a representative of the Company, and the Allocated Shares were offered to the Standby Purchaser solely by direct contact between it and the Company or a representative of the Company. The Standby Purchaser did not become aware of the Standby Offering of Allocated Shares, nor were the Allocated Shares offered to it, by any other means. The Standby Purchaser acknowledges that it was not induced to purchase the Allocated Shares through any form of general solicitation or general advertising;

(e) the Standby Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Such Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Investor is permitted to do so under applicable law; and

(f)   neither (A) the Standby Purchaser, (B) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (C) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Investor is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Standby Closing Date in writing in reasonable detail to the Company.

Section 5.8 No Other Registrations. The Standby Purchaser has been advised that the Allocated Shares have not been registered under any non-U.S. securities, state securities or “blue sky” laws, and therefore cannot be resold unless they are registered under such laws or unless an exemption from registration thereunder is available.

Section 5.9 Financial Capability. As of the date hereof and at all relevant times under this Agreement, the Standby Purchaser will have available funds necessary to purchase its Allocated Shares on the terms and conditions contemplated by this Agreement.

Section 5.10 No Further Reliance. The Standby Purchaser acknowledges that it is not relying upon any representation or warranty made by the Company not set forth in this Agreement. The Standby Purchaser acknowledges that it has conducted such review and analysis of the business, assets, condition, operations and prospects of the Company that the Standby Purchaser considers sufficient for purposes of the purchase of the Allocated Shares.

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Article VI
COVENANTS

Section 6.1 Securities to be Issued. The Subscription Shares to be issued to each Investor pursuant to the exercise of the Subscription Rights and the Standby Purchaser and the terms of this Agreement shall be subject to the terms and provisions of the Company’s Certificate of Incorporation and ByLaws.

Section 6.2 OTC Quotation. The Company shall use its reasonable best efforts to cause the shares of Common Stock to continue to be quoted on the OTC.

Section 6.3 Board Representation. On the Standby Closing Date, the Investors will have the right to designate a candidate for the Company’s Board and the Company agrees to cause its Board to appoint such candidate to the Board and cause its Board to nominate and recommend such candidate for each subsequent Board election; provided that, at the time of such appointment or nomination, the Investors (together with their Affiliates) then hold shares of Common Stock representing at least 5.0% of the Company’s fully-diluted capitalization (assuming the conversion of all outstanding convertible securities). Notwithstanding the foregoing, the appointment, nomination or recommendation of the candidate shall be subject to prior approval by the Company’s Nominating and Corporate Governance Committee in its sole discretion.

Section 6.4 Investor Information. Each Investor shall provide to the Company such information as the Company may reasonably require in connection with the preparation and filing of the Registration Statement, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus. No such information provided by the Investors shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (i) at the time the Registration Statement becomes effective under the Securities Act, and (ii) as of the date of the Prospectus and the Rights Offering Closing Date.

Section 6.5 Investor Standstill. Between the date hereof and the Standby Closing Date, none of the Investors nor any of their Affiliates may (directly or indirectly), without the prior written consent of the Company’s Board of Directors:

(a) make, effect, initiate, cause or participate in: (i) any acquisition of beneficial ownership of any securities (including derivatives thereof) of the Company or any securities (including derivatives thereof) of any subsidiary, division or other affiliate of the Company; (ii) any acquisition of any assets of the Company or any assets of any subsidiary, division or other affiliate of the Company; (iii) any tender offer, exchange offer, merger, reverse merger, business combination, scheme of arrangement, recapitalization, restructuring, liquidation, dissolution or other such extraordinary corporate transaction involving (A) the Company, (B) any subsidiary, division or other affiliate of the Company or (C) any securities (including derivatives thereof) of the Company or any subsidiary, division or other affiliate of the Company; or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities Exchange Act of 1934, as amended) or consents with respect to any securities (including derivatives thereof) of the Company or any subsidiary, division or other affiliate of the Company;

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(b) form, join or participate in a “group” (as defined in the Section 13(d)(3) of Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder) with respect to the beneficial ownership of any voting securities, including derivatives thereof, of the Company or any subsidiary, division or other affiliate of the Company;

(c) act, alone or in concert with others, to seek to control or influence the Company’s Board of Directors, management or policies of the Company or any subsidiary, division or other Affiliate of the Company;

(d) take any action that might require the Company or any subsidiary, division or other affiliate of the Company to make a public announcement regarding any of the types of matters set forth in clause (a) above;

(e) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clauses (a), (b), (c) or (d) above;

(f)   assist, advise, induce or encourage any other person to take any action of the type referred to in clauses (a), (b), (c), (d) or (e) above; or

(g) enter into any discussions, negotiations, arrangement or agreement with any other person relating to any of the foregoing matters as set forth above.

Section 6.6 Securities Laws Compliance. Neither the Standby Purchaser nor any Affiliated Purchaser will offer the Allocated Shares for sale, sell, or otherwise transfer the Allocated Shares except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

Section 6.7 Registration Rights. In connection with the transactions contemplated by this Agreement, the Company agrees to use its best efforts to (i) promptly register for resale all of the shares of Common Stock then owned by the Investors following the Standby Closing Date and (ii) keep such registration statement effective until such time as all such shares may be sold by such holders pursuant to Rule 144 under the Securities Act without limitations on manner of sale, volume or otherwise.

Article VII
CONDITIONS TO CLOSING

Section 7.1 Conditions to the Obligations of the Company and Investors. The obligations of the Company and the Investors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver on or prior to the Standby Closing Date (unless otherwise specified) of the following conditions:

(a) No Injunction, etc. No temporary restraining order, preliminary or permanent injunction or other judgement or order issued by any Governmental Entity shall have been issued, and no Law shall be in effect, restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

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(b) Rights Offering. The Rights Offering shall have closed prior to or contemporaneously with the Standby Offering in a private placement of the Allocated Shares in accordance with the terms and conditions set forth in this Agreement and the Prospectus. No order suspending the effectiveness of the Registration Statement or any party thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

Section 7.2 Conditions to the Obligations of Investors. The obligation of Investors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Investors on or prior to the Standby Closing Date (unless otherwise specified) of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.2 and Section 3.3 shall be true and correct in all material respects as of the Standby Closing Date, as if made on and as of such date and (ii) the other representations and warranties of the Company set forth in Article III (disregarding all qualifications as to materiality set forth therein) shall be true and correct as of such Standby Closing Date as though made on and as of the Standby Closing Date (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall be true and correct as of such date), except, solely with respect to this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Investors shall have received a certificate signed by an officer of the Company to the foregoing effect.

(b) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

(c) Performance of Obligations. The Company shall have performed and complied with, in all material respects, all of the obligations and conditions in this Agreement required to be performed or complied with by it on or prior to the Standby Closing Date and Investors shall have received a certificate signed by an officer of the Company to the foregoing effect.

(d) Ancillary Documents. On the Standby Closing Date, and subject to the terms and conditions set forth herein, the Company shall have delivered to the Investors the Ancillary Documents, including the Investor Rights Agreement and Registration Rights Agreement, each duly executed by the Company.

(e) Legal Opinion. The Company shall have delivered to the Investors a customary legal opinion from the Company’s legal counsel with respect to certain organizational and other matters, in the form reasonably agreed between the Company and Investors.

(f) Expenses. Substantially contemporaneous with the Closing, the Company shall have reimbursed the costs and expenses of the Standby Purchaser as set forth in Section 2.3(f).

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Section 7.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Company on or prior to the Standby Closing Date (unless otherwise specified) of the following conditions:

(a) Representations and Warranties of Investors. The representations and warranties of Investors set forth in Article IV shall be true and correct as of the Rights Offering Closing Date and the Standby Closing Date as though made on such date (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to materially impair or delay its ability to perform or comply with its obligations under this Agreement or to consummate the transactions contemplated hereby or thereby. The Company shall have received a certificate signed by an authorized officer of Investors to the foregoing effect.

(b) Representations and Warranties of the Standby Purchaser and Affiliated Purchasers. The representations and warranties of the Standby Purchaser set forth in Article V and those of any Affiliated Purchaser included in any Affiliated Purchaser Notice and Certification shall be true and correct as of the Standby Closing Date as though made on such date (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to materially impair or delay the ability of the Standby Purchaser or any Affiliated Purchaser to perform or comply with its obligations under this Agreement or to consummate the transactions contemplated hereby or thereby. The Company shall have received a certificate signed by an authorized officer of the Standby Purchaser or any Affiliated Purchaser to the foregoing effect.

(c) Performance of Obligations. Each Investor, the Standby Purchaser and any Affiliated Purchaser shall have performed and complied with, in all material respects, all of the obligations and conditions in this Agreement required to be performed or complied with by it on or prior to the Standby Closing Date, as applicable, and the Company shall have received a certificate signed by an authorized officer of each Investor, the Standby Purchaser and any Affiliated Purchaser to the foregoing effect.

(d) Ancillary Documents. On the Standby Closing Date and subject to the terms and conditions set forth herein, each Investor, the Standby Purchaser and any Affiliated Purchaser shall have delivered to the Company the Ancillary Documents, including the Investor Rights Agreement, Registration Rights Agreement, and any Affiliated Purchaser Notice and Certification, each duly executed by the parties thereto.

(e) Payment of Purchase Price. Each Investor, the Standby Purchaser and any Affiliated Purchaser shall have delivered to the Company payment for the Acquired Shares, including the aggregate amount owed by the Investors based on the Subscription Price for the Subscription Shares and the amount owed by the Standby Purchaser and any Affiliated Purchaser based on the Standby Price for any Allocated Shares, payable by wire transfer of immediately available funds to an account designated by the Company in advance of the Rights Offering Closing Date and the Standby Closing Date, as applicable.

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(f) Form W-9. The Standby Purchaser and any Affiliated Purchaser shall have delivered to the Company at least two Business Days prior to the Standby Closing Date a properly executed IRS Form W-9 (or, if the Standby Purchaser or the Affiliated Purchaser is a disregarded entity for U.S. federal income tax purposes, its regarded owner).

Article VIII
TERMINATION

Section 8.1 Termination.

(a) By the Investors. The Investors may terminate this Agreement (i) upon any suspension of payments with respect to banks in the United States or a declaration of war or national emergency in the United States, (ii) if the Company materially breaches its obligations under this Agreement and such breach is not cured within five Business Days following written notice to the Company or (iii) if the Standby Closing Date has not occurred by [●], 2022.

(b) By the Company. The Company may terminate this Agreement (i) in the event the Company, in its reasonable judgment, determines that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering, (ii) if the consummation of the Rights Offering is prohibited by applicable law, rules or regulations or (iii) if any Investor materially breaches its obligations under this Agreement and such breach is not cured within five Business Days following written notice to the Investors.

(c) Mutual Agreement. The Parties may terminate this Agreement at any time for any reason upon their mutual consent.

(d) Effect of Termination. The Company and the Investors hereby agree that any termination of this Agreement pursuant to this Article VIII (other than termination by one party in the event of a material uncured breach of this Agreement by the other party or a material misrepresentation of any of the statements made hereby by the other party), shall be without liability to the Company or the Investors, except that (x) nothing contained herein shall release any party hereto from liability for any willful breach and (y) the Standby Fee shall be fully earned when due and non-refundable if paid prior to such termination.

Article IX
MISCELLANEOUS

Section 9.1 Survival. Each of the representations and warranties set forth in Article III, Article IV and Article V shall survive the Standby Closing Date. In addition, Section 6.2, Section 6.3, Section 9.2 and Section 9.7 shall survive the Standby Closing Date.

Section 9.2 Indemnification.

(a) Notwithstanding anything in this Agreement to the contrary, from and after the date hereof, the Company agrees to indemnify and hold harmless each Investor, its Affiliates and each of their respective officers, directors, partners, employees, agents and Representatives (the “Investor Indemnified Parties”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable and documented fees of counsel), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or relating to (i) any inaccuracy in or breach of the Company’s representations or warranties contained in this Agreement or (ii) the Company’s breach of any agreement or covenant made by the Company in this Agreement. Notwithstanding the above, there shall be no indemnity hereunder in respect of any Losses resulting from any action, suit, claim, matter or proceeding initiated by or on behalf of a stockholder of the Company (other than the Investor, with respect to its rights under this Agreement against the Company) relating to the transactions contemplated by this Agreement.

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(b) An Investor Indemnified Party shall give written notice to the Company of any claim with respect to which it seeks indemnification promptly after the discovery by such Investor Indemnified Party of any matters giving rise to a claim for indemnification pursuant to Section 9.2(a), and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Investor Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Investor Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 9.2 unless and to the extent that the Company shall have been actually prejudiced by the failure of such Investor Indemnified Party to so notify the Company. Such notice shall describe in reasonable detail such claim. An Investor Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, provided that the fees and expenses of such counsel shall be at the expense of such Investor Indemnified Party unless: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Investor Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Investor Indemnified Party and the Company, and such Investor Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Indemnified Party and the Company (in which case, if such Investor Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense thereof and shall be liable for the reasonable and documented legal fees and expenses of one law firm retained by the Investor Indemnified Party). The Company shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent. The Company will not, without the Investor Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Investor Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

Section 9.3 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier services, (c) upon receipt, if delivered by facsimile or other electronic transmission (provided confirmation of transmission and deliver is electronically generated and kept on file by the sending party) or (d) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

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If to the Company:

Interpace Biosciences, Inc.
Morris Corporate Center 1, Building C

300 Interpace Parkway

Parsippany, New Jersey 07054

Attention: Thomas W. Burnell, Chief Executive Officer and Director

Email: tburnell@interpace.com

With a copy (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

875 Third Avenue

New York, NY 10022

Attention: Merrill M. Kraines
Email: Merrill.Kraines@Troutman.com

If to the Investors (including Standby Purchaser):

3K Limited Partnership
c/o Peter H. Kamin
2720 Donald Ross Road, #311
Palm Beach Gardens, FL 33410

Attention: Peter H. Kamin
Email: pkamin@3klp.com

With a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1633 Broadway

New York, N.Y. 10019

Attention: David E. Danovitch

Email: ddanovitch@sullivanlaw.com

Section 9.4 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.5 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered: (x) by the Company; and (y) by the Standby Purchaser. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

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Section 9.6 Successors and Assigns. Notwithstanding any provisions to the contrary set forth herein, the Standby Purchaser shall have the right to assign this Agreement, and all of its rights and obligations hereunder, to any Affiliated Purchaser. With the exception of the foregoing, this Agreement shall not be otherwise assignable or otherwise transferable (by operation of law or otherwise) by any party hereto without the prior written consent of the other party hereto. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, the Court of Chancery of the State of Delaware or the United States District Court of the State of Delaware, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court of the State of Delaware. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.3, or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 9.8 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this agreement.

Section 9.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their Affiliates with respect to the subject matter of this Agreement.

Section 9.10 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 9.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law.

Section 9.12 Counterparts; No Third Party Beneficiaries. This Agreement may be signed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original, with the same effect as if the signatures were upon the same instrument. Except as provided in Section 9.2 with respect to the Indemnified Parties, no provision of this Agreement (including the documents and instruments referred to in this Agreement) shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 9.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise materially breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent material breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court of the State of Delaware, and each party hereto agrees to waive in any action for such enforcement the defense that a remedy at law would be adequate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this STANDBY PURCHASE AGREEMENT to be duly executed by their respective authorized officers as of the date first written above.

COMPANY:

INTERPACE BIOSCIENCES, INC.

By:
Name:
Title:

INVESTORS:

3K LIMITED PARTNERSHIP

By:
Name:
Title:

PETER H. KAMIN

PETER H. KAMIN REVOCABLE TRUST DATED FEBRUARY 2003

By:
Name:
Title:

PETER H. KAMIN CHILDRENS TRUST DATED MARCH 1997

By:
Name:
Title:

PETER H. KAMIN FAMILY FOUNDATION

By:
Name:
Title:

[Signature Page to Standby Purchase Agreement]

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SCHEDULE I

COMMON STOCK OWNED BY INVESTORS

Name of Investor	Shares of Common Stock
Peter H. Kamin	270,108
Peter H. Kamin Revocable Trust dated February 2003	234,805
Peter H. Kamin Childrens Trust dated March 1997	133,186
Peter H. Kamin Family Foundation	99,187
3K Limited Partnership	44,670
Total	781,956

EXHIBIT A

Registration Rights Agreement

[See Exhibit 10.67]

EXHIBIT B

Investor Rights Agreement

[See Exhibit 10.68]